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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 to be filed on February 14, 2000) and related Prospectus of The InterCept Group for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1999, with respect to the financial statements of SBS Data Services, Inc. included in the Current Reports on Form 8-K/A filed on September 30, 1999, as amended, both filed with the Securities and Exchange Commission.

/s/ Hardman, Guess, Frost & Cummings, P.C.

Birmingham, Alabama

February 14, 2000